UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2011

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2011, Tier Technologies, Inc., or the Company, issued a press release announcing the Company's financial results for the quarter ended March 31, 2011.  A copy of this press release is furnished with this current report as Exhibit 99.1.  As disclosed in the press release, the registrant intends to hold a conference call for investors at 8 a.m. Eastern Time on Tuesday, May 10, 2011.  The company script for the conference call is furnished herewith as Exhibit 99.2, and the accompanying slide presentation is furnished herewith as Exhibit 99.3.

During the call, Tier’s management is expected to discuss certain non-GAAP financial measures.  These measures are included in the slides that accompany the earnings call, which are attached as Exhibit 99.3 to this Form 8-K.

The Company is providing information regarding its use of the non-GAAP financial measures expected to be discussed in the call, and reconciliations of such measures to their most comparable GAAP measures.

Tier defines (1) EPS Gross Revenue as revenue from continuing operations less revenue from wind-down operations and (2) EPS Net Revenue as EPS Gross Revenue less discount fees (which includes processing and interchange costs).  The following table shows a reconciliation of EPS Gross Revenue to revenue from continuing operations, and a reconciliation of EPS Net Revenue to revenue from continuing operations, for the three months ended March 31, 2011 and 2010 (in thousands):

	Continuing Operations
	Three months ended March 31,
	2011	2010	Change ($)	Change (%)
Revenue	$30,266	$30,674	$(408)	(1.3)%
Less:
Wind-down revenue	362	689	(327)	(47.5)%
EPS Gross Revenue	29,904	29,985	(81)	(0.3)%
Less:
EPS Discount Fees	21,842	20,580	1,262	6.1%
EPS Net Revenue	$8,062	$9,405	$(1,343)	(14.3)%

Tier defines Adjusted EBITDA from Continuing Operations as net income from continuing operations before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash.  The following table shows a reconciliation of net (loss)/income from continuing operations to Adjusted EBITDA from Continuing Operations for the three months ended March 31, 2011 and 2010 (in thousands):

	Continuing Operations
	Three months ended March 31,
	2011	2010	Change
Net Loss from Continuing Operations	$(1,372)	$(809)	$(563)
Adjustments:
Depreciation/Amortization	1,806	1,635	171
Stock/Cash based Comp	(1,434)	572	(2,006)
Taxes	(187)	(145)	(42)
Less:
Interest income, net	19	173	(154)
Adjusted EBITDA from Continuing Operations	$(1,206)	$1,080	$(2,286)

Tier defines Adjusted EBITDA from EPS Operations as net income from our EPS business before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash.  The following table shows a reconciliation of net (loss)/income from continuing operations to Adjusted EBITDA from EPS Operations for the three months ended March 31, 2011 and 2010 (in thousands):

	Continuing Operations			EPS			Wind-down
	Three months ended March 31,			Three months ended March 31,			Three months ended March 31,
	2011	2010	Change	2011	2010	Change	2011	2010	Change
Net Loss from Continuing Operations	$(1,372)	$(809)	$(563)	$(1,655)	$(779)	$(876)	$283	$(30)	$313
Adjustments:
Depreciation/Amortization	1,806	1,635	171	1,806	1,329	477	—	306	(306)
Stock/Cash based Comp	(1,434)	572	(2,006)	(1,434)	572	(2,006)	—	—	—
Taxes	(187)	(145)	(42)	(187)	(145)	(42)	—	—	—
Less:
Interest income, net	19	173	(154)	19	173	(154)	—	—	—
Adjusted EBITDA from Continuing Operations	$(1,206)	$1,080	$(2,286)	$(1,489)	$804	$(2,293)	$283	$276	$7

EPS Gross Revenue, EPS Net Revenue, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA from EPS Operations are non-GAAP financial measures.  Tier’s management believes these measures are useful for evaluating our business as we conclude our wind-down operations and our performance against peer companies within the electronic payments industry, and Tier’s management also believes that these measures provide investors with additional transparency with respect to financial measures used by management in its financial and operational decision-making.  Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with US GAAP.  Tier’s definition used to calculate non-GAAP financial measures may differ from those used by other companies.

The information furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release titled “Tier Reports Fiscal 2011 Second Quarter Results,” issued by the Company on May 9, 2011.
99.2	Script for May 10, 2011 earnings conference call.
99.3	Slide presentation for May 10, 2011 earnings conference call.

Exhibits 99.1, 99.2 and 99.3 shall be deemed to be furnished and not filed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ John Guszak
	Name:	John Guszak
	Title:	Interim Principal Financial and Accounting Officer
Date: May 9, 2011

Exhibit Index

Exhibit No.	Description
99.1	Press release titled “Tier Reports Fiscal 2011 Second Quarter Results,” issued by the Company on May 9, 2011.
99.2	Script for May 10, 2011 earnings conference call.
99.3	Slide presentation for May 10, 2011 earnings conference call.